Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated November 29, 2018 (including amendments thereto) with respect to the Common Stock, $0.0001 par value, of Syndax Pharmaceuticals, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 29, 2018

683 CAPITAL MANAGEMENT, LLC

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman
	Title:	Authorized Person

683 CAPITAL PARTNERS, LP

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman
	Title:	Authorized Person

By:	/s/ Ari Zweiman
	Name:	Ari Zweiman